                                                                    Exhibit 10.3

                        PROPERTY ACQUISITION/DISPOSITION
                                    AGREEMENT

     THIS AGREEMENT is made and entered into as of the 30th day of April, 2001, by and between Apple Hospitality Two, Inc., a Virginia corporation (hereinafter referred to as "Owner"), and Apple Suites Realty Group, Inc., a Virginia corporation (hereinafter referred to as "Agent").

                              W I T N E S S E T H :

     WHEREAS, Owner plans to conduct business as a "real estate investment trust," and, in connection therewith, plans to, from time to time, acquire and dispose of real property, including particularly corporate apartments and upper-end, extended-stay hotel properties (hereinafter referred to individually as a "Property" and collectively as the "Properties");

     WHEREAS, Owner desires to use the services of Agent as a broker in connection with the acquisition and disposition of the Properties on the terms set forth in this Agreement; and

     WHEREAS, Owner and Agent desire to enter into this Agreement for the purposes herein contained.

     NOW, THEREFORE, in consideration of the promises herein contained, and for other valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     1. Engagement of Agent as Broker for the Properties. Owner hereby engages Agent as a broker in connection with the purchase and sale of the Properties, upon the conditions and for the term and compensation herein set forth. All or any portion of the services being performed by Agent may be contracted or subcontracted by Agent to another company, provided that such company agrees to be bound by the terms of this Agreement.

     2. Term of Agreement; Renewal. This Agreement shall be valid for an initial term of five (5) years ending April 30, 2006. Unless either party by written notice sent to the other party at least sixty (60) days before the end of any 5-year term hereof elects not to renew this Agreement, this Agreement shall renew automatically for successive terms of five (5) years on the same terms as contained herein.

     3. Acceptance of Engagement. Agent hereby accepts its engagement as a broker for the purchase and sale of the Properties and agrees to perform all services necessary to effectuate such purchases and sales which are customarily provided by commercial real estate brokers, and, without limitation, Agent agrees:

          a. To supervise, on behalf of Owner, the preparation of contracts of purchase or sale for each Property, on such terms as are specified by Owner or its duly authorized representatives, and all other documents related thereto or required to effectuate such purchase or sale;

          b. To coordinate the activities of, and act as liaison between Owner and, independent professionals connected with the purchase or sale of a Property, including attorneys, appraisers, engineers, inspectors, lenders, if any, and others;

          c. To assist Owner and its authorized representatives in satisfying any conditions precedent to the purchase or sale of a Property, which shall include contracting on behalf of Owner with any third parties whose services are required to close any such purchase or sale;

          d. To represent Owner at the closing of the purchase or sale of a Property, to coordinate the activities of professionals and other third persons connected with such closing, and to supervise the compliance by Owner with all requirements and customary actions associated with such purchase or sale, including, without limitation, the obtaining of property title insurance, the delivery and recordation of deeds and other instruments of conveyance, and the delivery and recordation, as required, of any documents evidencing loans obtained or made by Owner;

          e. Generally to act on behalf of Owner in connection with such purchase or sale as a commercial real estate broker would customarily act with respect to such transaction, including the provision of such additional services as would normally be provided by such a person.

     4. Indemnification. Owner hereby agrees to indemnify and hold harmless Agent against and in respect of any loss, cost or expense (including reasonable investigative expenses and attorneys' fees), judgment, award, amount paid in settlement, fine, penalty and liability of any and every kind incurred by or asserted against Agent by reason of or in connection with the engagement of Agent hereunder, the performance by Agent of the services described herein or the occurrence or existence of any event or circumstance which results or is alleged to have resulted in death or injury to any person or destruction of or damage to any property and any suit, action or proceeding (whether threatened, initiated or completed) by reason of the foregoing; provided, however, that no such indemnification of Agent shall be made, and Agent shall indemnify and hold Owner harmless against, and to the extent of, any loss that a court of competent jurisdiction shall, by final adjudication, determine to have resulted from willful misconduct, gross negligence or fraud by or on the part of Agent.

     5. Compensation of Agent. Owner shall pay to Agent a real estate commission in connection with each purchase of a Property in an amount equal to two percent (2%) of the gross purchase price of the Property (which does not include amounts budgeted for repairs and improvements), in consideration of Agent (or any person with whom Agent subcontracts or contracts hereunder) performing the services provided for in this Agreement in connection with the purchase of the Property. In consideration of Agent (or any person with whom Agent subcontracts or contracts hereunder) performing the services provided for in this Agreement in connection with the sale of a Property, Owner shall pay to Agent the following: a real estate commission in connection with the sale of a Property in an amount equal to two percent (2%) of the gross sales price of the Property, if, but only if, the sales price of the Property exceeds the sum of (A) the Company's cost for the Property (consisting of the original purchase price plus all capitalized costs and expenditures connected with the Property), without any reduction for depreciation, and (B) ten percent (10%) of such cost. If the sales price of the Property does not equal such amount, Agent shall be entitled only to payment by the Company of its "direct costs" incurred in marketing such property (where "direct costs" refers to a reasonable allocation of all costs, [including salaries of personnel, overhead and utilities]), allocable to services in marketing such property. If the two percent (2%) real estate commission is payable in connection with sale of a Property, Agent shall not also be paid the reimbursement of its "direct costs" as described in the preceding sentence. If the person from whom Owner purchases or to whom Owner sells a Property pays any fee to Agent, such amount shall decrease the amount of Owner's obligation to Agent. Furthermore, Agent shall not be entitled to any real estate commission in connection with a sale of a Property by Owner to Agent or any Affiliate of Agent (where "Affiliate" has the meaning specified in the Prospectus of Owner), but Agent will, in such case, be entitled to payment by Owner of its direct costs in such regard. The fees and expenses provided for herein shall be payable if Owner sells a property, sells shares in Owner, effects a merger of Owner with another entity, or undertakes any other transaction, the purpose or effect of which is, in essence, to dispose of some or all Properties. In any case other than an actual sale of Properties, Owner and Agent shall in good faith agree upon an allocation of purchase price to each Property which is effectively disposed of.

     6. Power of Attorney. Owner hereby makes, constitutes and appoints Agent its true and lawful attorney-in-fact, for it and in its name, place and stead and for its use and benefit to sign, acknowledge and file all documents and agreements (other than contracts for purchase or sale of a Property, promissory notes, mortgages, deeds of trust or other documents or instruments which would bind Owner to purchase or sell a Property, result or evidence the incurrence of debt by Owner, or encumber a Property) necessary to perform or effect the duties and obligations of Agent under the terms of this Agreement. The foregoing power of attorney is a special power of attorney coupled with an interest. It shall terminate when this Agreement terminates as provided herein.

     7. Relationship of Parties. The parties agree and acknowledge that Agent is and shall operate as an independent contractor in performing its duties under this Agreement, and shall not be deemed an employee of Owner.

     8. Entire Agreement. This Agreement represents the entire understanding between the parties hereto with regard to the transactions described herein and may only be amended by a written instrument signed by the party against whom enforcement is sought.

     9. Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            OWNER:

                                            APPLE HOSPITALITY TWO, INC.,
                                               a Virginia corporation


                                            By:    /s/ Glade M. Knight
                                                   -----------------------------

                                            Title: President
                                                   -----------------------------


                                            AGENT:

                                            APPLE SUITES REALTY GROUP, INC.,
                                               a Virginia corporation


                                            By:    /s/ Glade M. Knight
                                                   -----------------------------

                                            Title: President
                                                   -----------------------------